Exhibit 2.l


                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                          NEW YORK, NEW YORK 10022-3897
                           ---------------------------
                               Tel: (212) 735-3000
                               Fax: (212) 735-2000


                                         September 11,1997


Mandatory Common Exchange Trust
c/o The Bank of New York
850 Library Avenue
Newark, Delaware 19715

Gentlemen:

     We have acted as counsel for Mandatory Common Exchange Trust (the "Trust") in connection with the preparation and filing of a Registration Statement on Form N-2 (Registration Nos. 333-15927 and 811-07847) initially filed with the Securities and Exchange Commission on November 12, 1996, and amended thereafter, relating to the sale of Trust Issued Mandatory Exchange Securities (the "Times"), pursuant to an Underwriting Agreement relating thereto (the "Underwriting Agreement").

     We have examined such records, certificates and other documents and such questions of law as we have considered necessary and appropriate for the purposes of this opinion. Based on the foregoing, we are of the opinion that:

     1. The Trust has been duly created and is validly existing as a trust under the laws of the State of Delaware.

     2. The TIMES to be sold by the Trust pursuant to the Underwriting Agreement have been duly authorized and, when sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     Members of our firm are admitted to the Bar in the State of Delaware, and we do not express an opinion as to the laws of any other jurisdiction other than the

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Mandatory Common Exchange Trust
September 11, 1997
Page 2



federal laws of the United States of America to the extent specifically referred to herein.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and consent to the references to our firm in the Registration Statement and in the Prospectus of the Trust included therein.

                                         Very truly yours,

                                         /s/ Skadden, Arps, Slate, Meagher &
                                             Flom LLP